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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and Subsidiary Companies (the "Company") of our reports, dated January 30, 2001, relating to of the consolidated financial statements and financial statement schedule, appear in this Form 10-K:

- Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

-        Form S-8 Registration Statement (Registration No. 33-14064), dated May
         6, 1987.

-        Amendment No. 2 to Form S-8 Registration Statement (Registration No.
         33-24854), dated October 31, 1988.

- Form S-3 Registration Statement (Registration No. 33-56885), dated December 15, 1994.

- Form S-8 Registration Statement (Registration No. 333-13175), dated October 1, 1996.

- Form S-8 Registration Statement (Registration No. 333-13173), dated October 1, 1996.



PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 19, 2001